HPEV, Inc.

INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into as of the July 1, 2014, between HPEV, Inc. ("the Company") and PGC Investments, LLC ("the Contractor").

1. **Independent Contractor**. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to provide the services of Dennis Campbell to perform the services set forth herein on a full time basis, and the Contractor hereby accepts such engagement.

2. **Duties, Term, and Compensation**. The Contractor's duties, term of engagement, compensation and provisions for payment thereof shall be as set forth in the attached as Schedule A, which may be amended in writing from time to time, or supplemented with subsequent estimates for services to be rendered by the Contractor, provided any such amendments or supplements are agreed to by the Company, and which collectively are hereby incorporated by reference.

3. **Expenses**. During the term of this Agreement, the Contractor shall bill and the Company shall reimburse the Contractor for all pre-approved travel and office expenses which are incurred in connection with the performance of the duties hereunder. Notwithstanding the foregoing, expenses for the time spent by Dennis Campbell in traveling to and from Company facilities within thirty miles from Contractors address as set forth shall not be reimbursable.

4. **Written Reports.** The Company may request that progress reports and/or a results report be provided by Contractor on a monthly basis. The results report shall be in such form and setting forth such information and data as is reasonably requested by the Company.

5. **Inventions**. Any and all inventions, discoveries, developments and innovations conceived by the Contractor and/or Dennis Campbell during this engagement relative to the duties under this Agreement shall be the exclusive property of the Company; and the Contractor and/or Dennis Campbell hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Contractor and/or Dennis Campbell prior to the term of this Agreement and utilized by Contractor and/or Dennis Campbell in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Contractor's and/or Dennis Campbell's prior written approval by the Company to a wholly-owned subsidiary of the Company.

6. **Confidentiality.** The Contractor and Dennis Campbell acknowledge that during the engagement they will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, clients, potential clients, records and specifications owned or licensed by the Company and/or used by the Company in connection with the operation of its business including, but not limited to, the Company's business and product processes, methods, customer lists, accounts and procedures. The Contractor and Dennis Campbell agree that they will not disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either

during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creations, notebooks, and similar items relating to the business of the Company, whether prepared by the Contractor and/or Dennis Campbell or otherwise coming into their possession, shall remain the exclusive property of the Company. The Contractor and Dennis Campbell shall not retain any copies of the foregoing and upon the expiration or earlier termination of this Agreement, or whenever requested by the Company, the Contractor and Dennis Campbell shall immediately deliver to the Company all such files, records, documents, specifications, information, and other items in Contractors' and Dennis Campbell's possession or under their control.

7. **Conflicts of Interest; Non-hire Provision.** The Contractor and Dennis Campbell represent that they are free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between the Contractor or Dennis Campbell and any third party. Further, the Contractor and Dennis Campbell, in rendering their duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which they do not have a proprietary interest. During the term of this agreement, the Contractor and Dennis Campbell shall devote as much of their productive time, energy and abilities to the performance of their duties hereunder as is possible and necessary to perform the required duties in a timely and productive manner. The Contractor is expressly free to perform services for other parties while performing services for the Company. For a period of six months following any termination, the Contractor and Dennis Campbell shall not, directly or indirectly hire, solicit, or encourage to leave the Company's employment, any employee, consultant, or contractor of the Company or hire any such employee, consultant, or contractor who has left the Company's employment or contractual engagement within one year of such employment or engagement.

8. **Right to Injunction.** The parties hereto acknowledge that the services to be rendered by the Contractor and Dennis Campbell under this Agreement and the rights and privileges granted to the Company under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach or threatened breach by the Contractor or Dennis Campbell of any of the provisions of this Agreement will cause the Company irreparable injury and damage. The Contractor and Dennis Campbell expressly agree that the Company shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by the Contractor or Dennis Campbell. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the Company may have for damages or otherwise. The various rights and remedies of the Company under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

9. **Merger.** This Agreement shall not be terminated by the merger or consolidation of the Company into or with any other entity.

10. **Termination.** Either the Company or the Contractor may terminate the Agreement at any time, and for any reason by providing thirty (30) days written notice to the other party. In addition, the Company may immediately terminate the agreement for cause. Cause for termination by the Company includes, but is not limited to, circumstances wherein the Contractor and/or Dennis Campbell is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement. Company must provide Contractor with any reason for termination in a written notice and provide Contractor 10 days to cure any such claim to avoid termination, if such claim is subject to being cured.

11. **Severance upon Termination.** Severance shall be 3 months of consulting fees including earned bonuses, warrants and shares. This severance clause will terminate when the "sign on" warrants described in Schedule A, Compensation, #2 vest.

12. **Independent Contractor**. This Agreement shall not render the Contractor nor Dennis Campbell an employee, partner, agent of, or joint venture with the Company for any purpose. The Contractor and Dennis Campbell are and will remain an independent contractor in their relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Contractor's or Dennis Campbell's compensation hereunder, and the Contractor shall be solely responsible for the payment of all taxes on sums received from the Company. The Contractor and Dennis Campbell shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

13. **Insurance**. The Contractor and Dennis Campbell will carry liability insurance (including malpractice insurance, if warranted) relative to any service that they perform for the Company. The Company shall not be liable for any loss suffered by the Contractor or Dennis Campbell on occasion of their relationship with the Company under this Agreement. The cost of any insurance required by Company or the Contractor in his duties for the Company will be reimbursed to the Contractor by the Company.

14. **Successors and Assigns**. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

15. **Choice of Law.** The laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

16. **Arbitration**. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in mandatory binding arbitration in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

17. **Headings**. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

18. **Waiver**. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver of the remainder of the Agreement.

19. **Assignment.** The Contractor may assign any of their rights under this Agreement, or delegate the performance of any of their duties hereunder to Dennis Campbell. The Company may not unreasonably withhold such consent in its sole discretion and for any reason.

20. **Notices.** Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

If to the Contractor:

PGC Investments, LLC
13800 US HWY 19N

Largo, Florida 33786

If to the Company:

HPEV, Inc.
8875 Hidden River Parkway
Suite 300
Tampa, Florida 33637

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

21. **Modification or Amendment.** No amendment, change or modification of this Agreement shall be valid unless in writing and signed by the parties hereto.

22. **Entire Agreement**. This document and any exhibit attached hereto constitutes the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

23. **Severability**. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile or email signatures shall be as effective as if originals.

Timothy J Hassett

Timothy Hassett
CEO of HPEV, INC
Date: July 1, 2014

Dennis Campbell
Managing Member of PGC Investments LLC
Date: July _______, 2014

SCHEDULE A

DUTIES, TERM, AND COMPENSATION

DUTIES:
The objective of this engagement is to lead the Company in developing a sales and marketing segment and to develop product dealerships and fulfilment centers. Key areas of focus:

- Product / Service Definitions
- Channel Strategy
- Pricing / Business Modeling (Bundles)
- Helping the Sales of these Services to Customers thru Channels
- Location procurement and development
- Licensing
- Staffing
- Inventory controls
- Sales and Marketing

For purposes of compensation the above are deemed "services"

Working closely with Tim Hassett, the proposed approach is to identify critical tasks and the deliverables that will be completed to launch new Sales to business customers globally.

Customer – Partner – Supplier Relationship Building

Build market position by locating, developing, defining, negotiating and closing business relationships aimed at attracting new customers and at penetrating existing markets for HPEV, INC.

- Intelligence gathering on customers and competitors
- Generating leads for possible sales
- Advising on, drafting and enforcing sales policies and processes
- Follow-up sales activity
- Formal proposal and presentation development
- Account planning and performance monitoring
- Proposition development and campaign development
- Developing strategic-channel relationships

Service Offer Business Plans

The primary reason to formulate the Service Offer Business Plans is to address all the issues that will ensure successful services, thereby determining the feasibility of the offers. The planning process will produce a number of benefits for your business, including:

- Sets goals and objectives for service performance
- Provides a basis for evaluating capital investment
- Enables problems/risks to be identified
- Increases objectivity
- Support Internal and External Communications Objectives

The Service Offer Business Plans quite simply will provide written documentation of where HPEV, Inc. is going relative to its service offerings, how it will get there, and what it will look like once it arrives.

Property Owned by Contractor for the first location in Largo Florida will be leased to Company at a discounted market rate and defined in a separate lease document.

TERM:
This engagement shall commence upon execution of this Agreement and shall continue in full force and effect for 36 months from the execution date of this Agreement.

CONSULTING FEES:
Consulting fees will be payable at the end of each month. In year one, consulting fees will be $10,000 per month. Upon opening of the Tampa Bay store, a bonus consisting of $10,000 will be paid for a total of $130,000 in the first year. In year two, the monthly consulting fee will be $12,000 and, with satisfactory performance, a bonus of $10,000 will be added in the 12th month for a total of $154,000. In year three, the monthly consulting fee will be $13,500. With satisfactory performance, a bonus of $10,000 will be added in the 12th month for a total of $172,000.

INCENTIVE EQUITY FEES – As detailed in the comments and table below

1. Sign on award of 350,000 cashless warrants priced at the market with a 36 month lifetime. These warrants will be made available on July 1, 2014, and vest when the first revenues in excess of $1,000,000 is booked and payment is received as a result of this Agreement.
2. The Contractor will receive a blocks grant of 1.53 million cashless warrants priced at the market price July 1, 2014, with a 36 month lifetime. These warrants will vest ratably upon achieving $3 million in revenues and for each $3 million in revenue thereafter, with a total target revenue of $100 million. The lifetime of the warrants will begin at the time of vesting. This grant is to be based on incremental new revenue calculated and adjusted in accordance the definition of revenue as stated in this Agreement below and in accordance with GAAP and generated from MG product sales or other derivative income. The sales totals must result from the efforts or involvement of Dennis Campbell or the employees of the NewCo. Warrants will be issued in a pro-rata method and vest appropriately in the event of any termination. Unvested warrants expire upon termination for cause. Vested warrants expire 30 business days after termination for cause.
3. Parachute: 500,000 shares to be held in treasury, in "escrow," for the Contractor that vest immediately if the Company is bought out or when the Contractor brings in $100,000,000 in new revenues, calculated and adjusted in accordance with GAAP, which has come as a result of this Agreement. Further, at the $100,000,000 milestone, the Contractor will receive 150,000 shares of Company stock.
4. The Contractor will receive a grant of 720,000 cashless warrants priced at the market price on July 1, 2014, with a 36 month lifetime. These warrants will vest ratably at the end of every three month period over a 36 month period. Warrants will be issued in a pro-rata method and vest appropriately in the event of any termination. Unvested warrants expire upon termination for cause. Vested warrants expire 30 business days after termination for cause.
5. The Contractor will receive a $25,000 cash bonus at sales milestones for every $5,000,000 in incremental new revenue, calculated and adjusted in accordance with GAAP, received by HPEV as a result of this Agreement. This bonus will be applied pro rata on termination.
6. In the event that the Company establishes new divisions or subsidiary companies, revenue calculations will be derived from all global sales resulting from the efforts or involvement of Dennis Campbell or employees of the NewCo. The revenues will be adjusted on a global company basis and the Contractor will never receive double compensation for any sales. All sales revenue

figures will be based off the billable product sales to actual customers and not from internal sales between the Company and any division or owned companies of HPEV. Any 3rd party Franchisee or Licensee acquired or sold as a result of efforts or involvement of Dennis Campbell or the employees of NewCo will be considered as the actual customer for these calculations.

7. In the event of Termination by Company, all items in section 2 will continue to accumulate, be awarded and vest for Contractor for a period of 24 months after termination, unless termination is for cause. In the event of Termination by Company, all items in section 3 will continue to accumulate, be awarded and vest for Contractor for a period of 90 days after termination, unless termination is for cause. Cash commissions of 5% will apply to all existing NewCo customers' future purchases for a period of 24 months after termination, unless termination is for cause.

8. Right of first refusal on future store openings and franchise opportunities. This is to be determined because this decision cannot be made without having real results. The Company has no problem carving out a territory in FL, TX, LA, St. Louis, and/or KS for right of first refusal. If this is done correctly, the Company wants 100% of the MG business run through NewCo.

See table on following page

Sign On Incentive						
Total Warrants	**350,000**					
Parachute						
Total Shares	**500,000**	Vests at $100,000,000 in revenues				
Revenue Based Incentive						
Total Warrants	**1,530,000**	**Revenue Milestone**	**$ 3,000,000**	**$ 6,000,000**	**$ 9,000,000**	**$ 12,000,000**
		Milestone Incentive	45,000	45,000	45,000	45,000
			$ 15,000,000	**$ 18,000,000**	**$ 21,000,000**	**$ 24,000,000**
			45,000	45,000	45,000	45,000
			$ 27,000,000	**$ 30,000,000**	**$ 33,000,000**	**$ 36,000,000**
			45,000	45,000	45,000	45,000
			$ 39,000,000	**$ 42,000,000**	**$ 45,000,000**	**$ 48,000,000**
			45,000	45,000	45,000	45,000
			$ 51,000,000	**$ 54,000,000**	**$ 57,000,000**	**$ 60,000,000**
			45,000	45,000	45,000	45,000
			$ 63,000,000	**$ 66,000,000**	**$ 69,000,000**	**$ 72,000,000**
			45,000	45,000	45,000	45,000
			$ 75,000,000	**$ 78,000,000**	**$ 81,000,000**	**$ 84,000,000**
			45,000	45,000	45,000	45,000
			$ 87,000,000	**$ 90,000,000**	**$ 93,000,000**	**$ 96,000,000**
			45,000	45,000	45,000	45,000
			$ 99,000,000	**$ 102,000,000**		
			45,000	45,000		
Time Based Incentive						
Total Warrants	**720,000**		**Year 1**			
		Time Milestone	**9/1/2014**	**12/1/2014**	**3/1/2015**	**6/1/2015**
		Milestone Incentive	60,000	60,000	60,000	60,000
			Year 2			
			9/1/2015	**12/1/2015**	**3/1/2016**	**6/1/2016**
			60,000	60,000	60,000	60,000
			Year 3			
			9/1/2016	**12/1/2016**	**3/1/2017**	**6/1/2017**
			60,000	60,000	60,000	60,000
Cash Bonus Incentive		**Revenue Milestone**	**$ 5,000,000**	**$ 10,000,000**	**$ 15,000,000**	**$ 20,000,000**
Total Cash Incentive	$ 500,000	**Milestone Incentive**	$ 25,000	$ 25,000	$ 25,000	$ 25,000
			$ 25,000,000	**$ 30,000,000**	**$ 35,000,000**	**$ 40,000,000**
			$ 25,000	$ 25,000	$ 25,000	$ 25,000
			$ 45,000,000	**$ 50,000,000**	**$ 55,000,000**	**$ 60,000,000**
			$ 25,000	$ 25,000	$ 25,000	$ 25,000
			$ 65,000,000	**$ 70,000,000**	**$ 75,000,000**	**$ 80,000,000**
			$ 25,000	$ 25,000	$ 25,000	$ 25,000
			$ 85,000,000	**$ 90,000,000**	**$ 95,000,000**	**$ 100,000,000**
			$ 25,000	$ 25,000	$ 25,000	$ 25,000
Total Warrants & Shares Assuming Milestones are Achieved	3,100,000					
Total Cash Incentive Assuming Milestones are Achieved	$ 500,000					

Company Structure: At this point, and pending tax and other professional advice, the Company intends to make the "stores" or "fulfillment centers" or "demonstration centers" Company-owned for the purposes of generating sales orders. The sales organization will be an independent entity run by the Contractor and/or Dennis Campbell and referred to as NewCo in this Agreement.

Revenue Calculation: Revenue shall be defined as and consist of net sales billed, less freight, taxes, etc. generated (directly) from (by) the business activities of NewCo for product that is designed by the Company. All revenue shall pertain to MG kits and any value added technology designed by the Company. This shall not include the price of any vehicle to which the Company's products or technology is added.

The following information is for 1099 Taxing purposes and all cash and securities disbursements:

PGC Investments, LLC
FIN: 45-5080926
13800 US HWY 19N
Largo, FL 33764

Payments and securities to be automated and deposited to the Ameritrade account at:

Ameritrade
4410 W Boy Scout Blvd
Suite 100
Tampa, FL 33607
Account number: 864141598

Largo, Florida 33786

If to the Company:

HPEV, Inc.
8875 Hidden River Parkway
Suite 300
Tampa, Florida 33637

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

21. **Modification or Amendment.** No amendment, change or modification of this Agreement shall be valid unless in writing and signed by the parties hereto.

22. **Entire Agreement**. This document and any exhibit attached hereto constitutes the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

23. **Severability**. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above. The parties hereto agree that facsimile or email signatures shall be as effective as if originals.

Timothy Hassett
CEO of HPEV, INC
Date: July 1, 2014

Dennis Campbell
Managing Member of PGC Investments LLC
Date: July 2nd, 2014